FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "First Amendment") is made and entered into as of May 8, 1996, by and between FLORES & RUCKS, INC.,
a Delaware corporation ("Company"), and             ("Employee").

                                   BACKGROUND

          A. The Company and Employee are parties to an Employment Agreement dated as of September 1, 1995 (the "Agreement").

          B. The Company and Employee wish to amend the Agreement as hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the full receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Amendments.

         1.1 Definition of "Corporate Change." Subsection (v) of the last full paragraph of Subsection 7(e) of the Agreement is hereby deleted and restated as follows:

     "(v) James C. Flores, the 1996 Flores Family Limited Partnership,  the 1996
          James Flores Children Trust, the 1996 Cherie Flores Children Trust, William W. Rucks, IV, the 1996 Rucks Family Limited Partnership, the 1996 William Rucks Children Trust, and the 1996 Catherine Rucks Children Trust, collectively, own less than 30% of the Company's outstanding common stock, . . . " 1.2 Resignation from Board of Directors. A new Subsection 7(j) is hereby added to the Agreement immediately following Subsection 7(i), as follows:

     "(j) In the event Employee is a member of the board of directors of the Company or any of its subsidiaries, and Employee's employment by the Company is terminated for any reason (other than Employee's death), Employee shall immediately resign as a member of such board of directors upon the written request of James C. Flores, in his capacity as Chairman of the Board and Chief Executive Officer of the Company. Nothing herein shall be deemed to limit the power of the shareholders of the Company to at any time remove any director, including, without limitation, Employee, in accordance with applicable law."


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         2. Agreement to Remain in Effect.  Except to the extent amended by this
First  Amendment,  all  of  the  terms,  provisions,   conditions,   agreements,
covenants, representations, warranties and powers contained in the Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed. In the event of any inconsistency or conflict between this First Amendment and the Agreement, the terms, provisions and conditions of this First Amendment shall govern and control.

          3. Governing Law. This First Amendment shall be governed by and construed in accordance with the internal laws of the State of Louisiana.

         IN WITNESS WHEREOF, the parties hereby have executed this First Amendment to Employment Agreement as of the day and year first above written.

                              Employer:

                              FLORES & RUCKS, INC.


                              By:
                              Printed Name:
                              Title:   Chairman of the Compensation Committee


                              Employee:




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